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                                                                      EXHIBIT 99


                          (LIFEPOINT HOSPITALS, INC.)


CONTACT:    MICHAEL J. CULOTTA
            CHIEF FINANCIAL OFFICER
            (615) 372-8512



               LIFEPOINT HOSPITALS TO BROADCAST ITS FIRST QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

BRENTWOOD, TENNESSEE (April 11, 2002) - LifePoint Hospitals, Inc. (NASDAQ: LPNT) announced today that it will provide an online Web simulcast of its first quarter 2002 earnings conference call on Tuesday, April 23, 2002. The Company's results for the first quarter ended March 31, 2002, will be released after the close of the market on Monday, April 22, 2002.

         The live broadcast of LifePoint Hospitals' conference call will begin at 10:00 a.m. Eastern Time on April 23, 2002. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events can be found on the Company's website at www.lifepointhospitals.com or www.companyboardroom.com.

         LifePoint Hospitals, Inc. operates 23 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 7,000 employees.

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